EXHIBIT 4.149


                       CAPITOL SILVER AMENDMENT AGREEMENT


This Amendment Agreement is dated for reference the 12th day of December 2008

BETWEEN:

                  CANADIAN PROSPECTING VENTURES INC.
                  P.O. Box 385, 53 Eighth Avenue
                  Larder Lake, Ontario P0K 1L0
                  Telephone: (705) 643-2345

                  (the above hereinafter referred to as the "Optionor")

                                                               OF THE FIRST PART
AND:

                  AMADOR GOLD CORP.
                  711 - 675 West Hastings Street
                  Vancouver, British Columbia V6B 1N2
                  Telephone:  (604) 685-2222

                  (the above hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WHEREAS the Optionee and the Optionor entered into an option agreement dated for reference the 21st day of June 2005 (the "Capitol Silver Agreement") and the parties wish to amend the terms of the Capitol Silver Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. Sections 3 and 4 to the Capitol Silver Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

         "3.      TERMS OF THE OPTION

                  In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

                  (a) pay to the Optionor $5,000 upon receipt of regulatory approval (paid);

                  (b) pay to the Optionor a further $5,000 on or before September 22, 2006 (paid);

                  (c) pay to the Optionor a further $10,000 on or before September 22, 2007 (paid);

                  (d) pay to the Optionor a further $7,500 on or before December 29, 2008;

                  (e)      issue to the  Optionor  50,000  common  shares of the
                           Optionee   upon   receipt  of   regulatory   approval
                           (issued);

                  (f) issue to the Optionor a further 50,000 common shares of the Optionee on or before September 22, 2006 (issued); and

                  (g) issue to the Optionor a further 100,000 common shares of the Optionee on or before September 22, 2007 (issued); and

                  (h) issue to the Optionor a further 150,000 common shares of the Optionee on or before December 29, 2008.

         Exploration expenditure requirements will include only those expenditures that are required annually by the Ministry of Northern Development & Mines to keep the property claims identified in Schedule A to the Capitol Silver Agreement in good standing.

         4.       EXERCISE OF THE OPTION

         If the Optionee has paid $27,500, issued 350,000 common shares to the Optionor, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionor."

         2. In all other respects the terms of the Capitol Silver Agreement remain as written.


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         3.       Time shall be of the essence of this Amendment Agreement.

         4. The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

         5. This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

         6. This Amendment Agreement together with the Capitol Silver Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

         7.       This  Amendment  Agreement will enure to the benefit of and be
                  binding   upon  the  parties   hereto  and  their   respective
                  successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.



CANADIAN PROSPECTING VENTURES INC.             )
                                               )
                                               )
Per: /S/ DAVE LAROCQUE                         )
     ---------------------------------
         Dave LaRocque, Vice-President         )



AMADOR GOLD CORP.                              )
                                               )
                                               )
Per: /S/ ALAN CAMPBELL                         )
     ---------------------------------
         Alan Campbell, Director               )


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